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                                                             EXHIBIT NO. 99.1(k)

                                     FORM OF


                             MFS INSTITUTIONAL TRUST


                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST


                             REDESIGNATION OF SERIES


        Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 24, 1996, as amended, (the "Declaration"), of MFS Institutional Trust (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

        1. The series designated as MFS Institutional Large Cap Aggressive Growth Fund shall be redesignated as MFS Institutional Large Cap Growth Fund.



        Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

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        IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this redesignation of series this ____th day of October, 1998.





---------------------------------
Jeffrey L. Shames
38 Lake Avenue
Newton, MA   02159






---------------------------------
Nelson J. Darling, Jr.
74 Beach Bluff Avenue
Swampscott, MA  01907






---------------------------------
William R. Gutow
3 Rue Dulac
Dallas, TX  75230